EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 1, 2002, except as to Note 16 which is as of February 14, 2002, relating to the consolidated financial statements and financial statement schedules, which appears in Charles River Laboratories International, Inc.'s Annual Report on Form 10-K for the year ended December 29, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 22, 2002